UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2006
Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-368-2	94-0890210

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer No.)
of incorporation )

6001 Bollinger Canyon Road, San Ramon, CA	94583

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 842-1000
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement
On February 22, 2006, the independent members of the Board of Directors of Chevron Corporation (“Company”) approved an increase to the annual base salary of David J. O’Reilly, the Company’s Chairman and Chief Executive Officer, from $1,550,000 to $1,650,000, and ratified the annual base salary increases set by the Management Compensation Committee of the Board for the following executive officers who were named in the Summary Compensation Table in the Company’s 2005 Proxy Statement and received salary increases for 2006: Peter J. Robertson, from $900,000 to $950,000; John S. Watson, from $650,000 to $700,000; and George L. Kirkland, from $630,000 to $700,000. The changes become effective April 1, 2006. The Company does not have employment agreements with any of the foregoing executive officers.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEVRON CORPORATION
Dated: February 28, 2006	By:	/s/ Christopher A. Butner
Christopher A. Butner, Assistant Secretary